PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To Prospectus Supplement and Prospectus                          Rule 424(b)(3)
dated June 16, 2000 and June 15, 2000,
respectively)
Prospectus number: 1989


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:       $100,000,000    Original Issue Date:    July 5, 2000

CUSIP Number:           59018Y AD3      Stated Maturity Date:   July 8, 2002

Interest Calculation:                   Day Count Convention:

/x/ Regular Floating Rate Note          /x/ Actual/360

/ / Inverse Floating Rate Note          / / 30/360

/ / (Fixed Interest Rate):              / / Actual/Actual

Interest Rate Basis:

/x/ LIBOR                               / / Commercial Paper Rate

/ / CMT Rate                            / / Eleventh District Cost of Funds Rate

/ / Prime Rate                          / / CD Rate

/ / Federal Funds Rate                  / / Other (see attached)

/ / Treasury Rate

Designated CMT Page:                    Designated LIBOR Page:
     CMT Telerate Page:                     LIBOR Telerate Page:    3750
     CMT Reuters Page:                      LIBOR Reuters Page:

Index Maturity:         One Months      Minimum Interest Rate:   Not Applicable

Spread:                 0.1500%         Maximum Interest Rate:   Not Applicable

Initial Interest Rate:  TBD             Spread Multiplier:       Not Applicable

Interest Reset Dates:   Monthly, on the 8th of every month, commencing
                        August 8, 2000, subject to modified following business day convention.

Interest Payment Dates: Monthly, on the 8th of every month, commencing
                        August 8, 2000, subject to modified following business day convention.

Repayment at the
Option of the Holder:   The Notes cannot be repaid prior to the Stated
                        Maturity Date.

Redemption at the
Option of the Company:  The Notes cannot be redeemed prior to the Stated
                        Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                The Chase Manhattan Bank

Dated:                  June 29, 2000